Exhibit 4.27

Webpage Layout Copyright License Agreement

This Web Layout Copyright License Agreement (this “Agreement”) is entered into as of [Date], 2006 between the following two parties in Beijing, PRC.

The Licensor:	Baidu Online Network Technology (Beijing) Co., Ltd.

Legal Address:	12/F., Ideal International Plaza, No. 58 North-West 4th Ring, Haidian District, Beijing, PRC, 100080

The Licensee:	Beijing Perusal Technology Co., Ltd. (the “Company”)

Legal Address:	No. 402, 18 Danling Street, Haidian District, Beijing, PRC, 100080

WHEREAS

1. The Licensor, a wholly foreign-owned enterprise registered in Beijing under the laws of the People’s Republic of China (the “PRC”), owns the web layout copyright of the following websites: www.ttplayer.com (relevant connect domain name including ttplayer.net.cn) (the “Copyright”).

2. The Licensee, a company registered in Beijing, PRC under the laws of the PRC, is licensed by Beijing Communications Administration to carry out the business of value-added telecommunication services such as Internet information services and operates www.ttplayer.com (the “Websites”).

3. The Licensor agrees to license the right to use the Copyright to the Licensee in accordance with the terms and conditions set forth herein and the Licensee agrees to accept the license on the terms and conditions set forth herein.

NOW THEREFORE, the parties, upon negotiations, agree as follows:

1. Granting of License

1.1 The Web Layout Copyright

1.1.1 Upon the terms and conditions hereinafter set forth, the Licensor hereby grants to the Licensee and the Licensee hereby accepts the right to use the Copyright in the PRC.

1.1.2 The Licensor shall have the sole and exclusive ownership of the Copyright, including all improvements, updates, derivative products and intellectual property rights thereof, whether such improvements, updates, derivative products and intellectual property rights are made by the Licensor or the Licensee. The rights and obligations under this paragraph shall survive the termination of this Agreement.

1.2 Scope

1.2.1 The right to use the Copyright granted by the Licensor to the Licensee is effective only for the business operation of the Websites by the Licensee. The Licensee agrees that it will not use, or authorize any use, directly or indirectly, of the Copyright on any other website or media, unless otherwise provided for in this Agreement.

1.2.2 The right to use the Copyright granted by the Licensor to the Licensee is effective only in the PRC (not include Hong Kong, Macau and Taiwan). The Licensee agrees not to use or authorize any use of the Copyright, directly or indirectly, in any other region.

1.2.3 The Licensor shall not license a third party to use the Copyright without the consent of the Licensee.

2. Terms of Payment

The Licensee agrees to pay the Licensor license fees in the amounts and the manner as set forth in Appendix 1.

3. Intellectual Property and Confidentiality

3.1 The Licensee shall use its reasonable effort to protect and maintain the confidentiality of any and all data and information from the Licensor marked as or known by the Licensee to be confidential (collectively, the “Confidential Information”). Upon termination of this Agreement, the Licensee shall return any Confidential Information to the Licensor or destroy it itself, delete any Confidential Information from any electronic devices and cease to use such Confidential Information as required by the Licensor. The Licensee shall not disclose, grant or transfer any Confidential Information to any third party without the Licensor’s written consent.

3.2 Both parties agree that this Article 4 shall survive the invalidity, amendment, cancellation, termination or unenforceability of this Agreement.

4. Representations and Warranties

4.1 The Licensor represents and warrants as follows:

4.1.1 It is a wholly foreign-owned enterprise duly registered in Beijing, PRC and validly existing under the laws of the PRC;

4.1.2 It has the exclusive ownership of the Copyright.

4.1.3 The execution and performance of this Agreement by it are within its corporate power and business scope. It has taken all necessary actions and obtained all necessary consents or approvals by third parties or government agencies. The execution and performance of this Agreement by it do not violate the laws and contracts binding upon or influencing it; and

4.1.4 Upon execution, this Agreement will constitute a legal, valid and binding obligation of the Licensor enforceable against the Licensor in accordance with its terms.

4.2 The Licensee represents and warrants as follows:

4.2.1 It is a company duly registered in Beijing, PRC and validly existing under the laws of the PRC and is licensed by Beijing Communications Administration to engage in the business of Internet information services;

4.2.2 The execution and performance of this Agreement by it are within its corporate power and business scope. It has taken all necessary actions and obtained all necessary consents or approvals by third parties or government agencies. The execution and performance of this Agreement by it do not violate the laws and contracts binding upon or influencing it; and

4.2.3 Upon execution, this Agreement will constitute a legal, valid and binding obligation of the Licensee enforceable against the Licensee in accordance with its terms.

5. Licensor’s Ownership and Protection of Licensor’s Rights

5.1 The Licensor agrees, during the term of this Agreement and thereafter, not challenge the ownership and other rights of the Copyright by the Licensor, the effectiveness of this Agreement or conduct any other action that is deemed by the Licensor as harmful to its ownership, other rights and license of the Copyright.

5.2 The Licensee agrees to provide necessary assistance to the Licensor to protect the licensor’s rights with respect to the Copyrights. In the event that third parties make claims with respect to the Copyright, the Licensor may, at its discretion, respond to such claim in its own name, in the name of the Licensee or in the name of both the Licensor and the Licensee. If any third party infringes upon the Copyright, the Licensee shall notify the Licensor immediately in writing of such infringement of which the Licensee has knowledge, and only the Licensor has the right to take actions against such infringing parties.

5.3 The Licensee agrees that it shall use the Copyright only in accordance with this Agreement and shall not to use the Copyright in any manner that could be deemed by the Licensor to be fraudulent, misleading or otherwise harmful to the Copyright or the reputation of the Licensor.

6. Effective Date and Term

6.1 This Agreement shall be executed and become effective as of the date first set forth above. The term of this Agreement is five (5) years unless terminated earlier pursuant to this Agreement.

6.2 This Agreement may be extended automatically for one year upon its expiration (including the expiration of any extended term) unless the Licensor prior to the expiration hereof gives written notice not to extend this Agreement.

7. Termination

7.1 This Agreement shall terminate on the date of expiration or the date of the expiration of extended terms when the Licensor notifies the Licensee in writing not to extend this Agreement.

7.2 Without prejudice to any legal or other rights or remedies of the party who asks for termination of this Agreement, any party has the right to terminate this Agreement immediately with written notice to the other party in the event the other party materially breaches this Agreement including but not limited to Article 3 of this Agreement and fails to cure such breach within 30 days from the date the breaching party receives the written notice of its breach from the non-breaching party. During the term of this Agreement, the Licensor may terminate this Agreement at any time by providing written notice to the Licensee within 30 days before such termination.

7.3 Articles 1.1.2, 3, 5 and 10 shall survive the termination or expiration of this Agreement.

8. Effect of Termination or Expiration

Upon and after the expiration or termination of this Agreement, all rights granted to the Licensee hereunder shall forthwith revert to the Licensor, which shall be free to license the right to use the Copyright to others and the Licensee cease any further direct or indirect use of the Copyright.

9. Force Majeure

9.1 Force Majeure, which includes but not limited to acts of governments, acts of nature, fires, explosions, typhoons, floods, earthquakes, tides, lightning or war, means any unforeseen event that is beyond the party’s reasonable control and cannot be prevented with reasonable care of the affected party. However, any insufficiency of creditworthiness, capital or financing shall not be regarded as an event beyond the party’s reasonable control. The party affected by Force Majeure and seeking exemption from performing the obligations under this Agreement shall inform the other party of such exemption and any action taken by it in performing this Agreement.

9.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, and only to the extent such delay and prevention, the affected party shall not be liable for obligations under this Agreement. The affected party shall take appropriate measures to minimize or remove the effects of Force Majeure and attempt to resume the performance of the obligations that were delayed or prevented by the event of Force Majeure. Once the event of Force Majeure is removed, both parties agree to resume the performance of this Agreement using their best efforts.

10. Settlement of Disputes

Any dispute arising in connection with the interpretation and performance of the provisions of this Agreement shall be resolved by the parties in good faith through negotiations. In case no resolution can be reached by the Parties within thirty (30) days after either party makes a request for a dispute resolution through negotiations, either party may refer such dispute to the China International Economic and Trade Arbitration Commission (the “CIETAC”) for arbitration in accordance with CIETAC’s arbitration rules then in effect. The seat of arbitration shall be in Beijing, and the language of the proceedings shall be Chinese. The arbitral award shall be final and binding upon both parties.

11. Notices

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of each relevant party or both parties set forth below or such other address or addressees as specified by such party from time to time. The date when the notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon delivery; (b) a notice sent by mail is deemed duly served the tenth (10th) day after the date when the postage prepaid registered airmail was sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the internationally-recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as is shown on the transmission confirmation for relevant documents.

Licensor:	Baidu Online Network Technology (Beijing) Co., Ltd.

Address: 12/F, Ideal Intl. Plaza, No. 58 West-North 4th Ring, Beijing PRC, 100080

Attn: Zhansheng Wang

Facsimile: 86 10 8260-7009

Tel: 86 10 8262-1188

Licensee:	[Name of the consolidated affiliated PRC entity]

Address: No. 402, 18 Danling Street, Haidian District, Beijing, PRC, 100080

Attn:

Facsimile: 86 10 8260-7008

Tel: 86 10 8262-1188

12. Assignment and Sublicense

12.1 The rights and obligations licensed by the Licensor to the Licensee pursuant to this Agreement shall not be assigned, pledged or sublicensed without the prior written consent of the Licensor.

12.2 The Licensee hereby agrees that the Licensor may transfer the rights and obligations under this Agreement to any third party at its discretion, and such transfer shall only be subject to a written notice to the Licensee by the Licensor, and no further consent from the Licensee will be required.

13. Applicable Law

The validity, performance and interpretation of this Agreement shall be governed by the laws of the PRC.

14. Amendment or Supplement

The parties may amend or supplement this Agreement by written agreement. The amendments or supplements to this Agreement duly executed by both parties shall form an integral part of this Agreement and shall have the same legal effect as this Agreement.

15. Severability

If any provision of this Agreement is judged to be invalid or unenforceable because it is inconsistent with applicable laws, such invalidity or unenforceability shall be only with respect to such laws, and the validity, legality and enforceability of the other provisions hereof shall not be affected.

16. Appendices

The Appendices to in this Agreement shall form an integral part of this Agreement and shall have the same legal effect as this Agreement.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on its behalf by its legal representative or a duly authorized representative as of the date first set forth above.

Licensor: Baidu Online Network Technology (Beijing) Co., Ltd.

Authorized Representative:	/s/ Zhansheng Wang

Name:

Title:

Seal: [Baidu Online Network Technology (Beijing) Co., Ltd. seal]

Licensee:  Beijing Perusal Technology Co., Ltd.

Authorized Representative:	/s/ Jiping Liu

Name:

Title:

Seal: [Beijing Perusal Technology Co., Ltd. seal]

Calculation and Payment of the Fee for the Copyright Fees

Licensee shall pay licensor RMB10,000/year as copyright fees. Licensor shall have the rights to decide whether to exempt copyright fees or to adjust the amount of fees in this Appendix 1.

Exhibit 4.27

Webpage Layout Copyright License Agreement

This Web Layout Copyright License Agreement (this “Agreement”) is entered into as of June 23, 2006 between the following two parties in Beijing, PRC.

The Licensor:	Baidu Online Network Technology (Beijing) Co., Ltd.
Legal Address:	12/F., Ideal International Plaza, No. 58 North-West 4th Ring, Haidian District, Beijing, PRC, 100080
The Licensee:	Beijing Perusal Technology Co., Ltd.
Legal Address:	No. 402, 18 Danling Street, Haidian District, Beijing, PRC, 100080

WHEREAS

1. The Licensor, a wholly foreign-owned enterprise registered in Beijing under the laws of the People’s Republic of China (the “PRC”), owns the web layout copyright of the following websites: www.skycn.com (relevant connect domain name including skycn.com, skycn.net) (the “Copyright”).

2. The Licensee, a company registered in Beijing, PRC under the laws of the PRC, is licensed by Beijing Communications Administration to carry out the business of value-added telecommunication services such as Internet information services and operates www.skycn.com (the “Websites”).

3. The Licensor agrees to license the right to use the Copyright to the Licensee in accordance with the terms and conditions set forth herein and the Licensee agrees to accept the license on the terms and conditions set forth herein.

NOW THEREFORE, the parties, upon negotiations, agree as follows:

1. Granting of License

1.1 The Web Layout Copyright

1.1.1 Upon the terms and conditions hereinafter set forth, the Licensor hereby grants to the Licensee and the Licensee hereby accepts the right to use the Copyright in the PRC.

1.1.2 The Licensor shall have the sole and exclusive ownership of the Copyright, including all improvements, updates, derivative products and intellectual property rights thereof, whether such improvements, updates, derivative products and intellectual property rights are made by the Licensor or the Licensee. The rights and obligations under this paragraph shall survive the termination of this Agreement.

1.2 Scope

1.2.1 The right to use the Copyright granted by the Licensor to the Licensee is effective only for the business operation of the Websites by the Licensee. The Licensee agrees that it will not use, or authorize any use, directly or indirectly, of the Copyright on any other website or media, unless otherwise provided for in this Agreement.

1.2.2 The right to use the Copyright granted by the Licensor to the Licensee is effective only in the PRC (not include Hong Kong, Macau and Taiwan). The Licensee agrees not to use or authorize any use of the Copyright, directly or indirectly, in any other region.

1.2.3 The Licensor shall not license a third party to use the Copyright without the consent of the Licensee.

2. Terms of Payment

The Licensee agrees to pay the Licensor license fees in the amounts and the manner as set forth in Appendix 1.

3. Intellectual Property and Confidentiality

3.1 The Licensee shall use its reasonable effort to protect and maintain the confidentiality of any and all data and information from the Licensor marked as or known by the Licensee to be confidential (collectively, the

“Confidential Information”). Upon termination of this Agreement, the Licensee shall return any Confidential Information to the Licensor or destroy it itself, delete any Confidential Information from any electronic devices and cease to use such Confidential Information as required by the Licensor. The Licensee shall not disclose, grant or transfer any Confidential Information to any third party without the Licensor’s written consent.

3.2 Both parties agree that this Article 4 shall survive the invalidity, amendment, cancellation, termination or unenforceability of this Agreement.

4. Representations and Warranties

4.1 The Licensor represents and warrants as follows:

4.1.1 It is a wholly foreign-owned enterprise duly registered in Beijing, PRC and validly existing under the laws of the PRC;

4.1.2 It has the exclusive ownership of the Copyright.

4.1.3 The execution and performance of this Agreement by it are within its corporate power and business scope. It has taken all necessary actions and obtained all necessary consents or approvals by third parties or government agencies. The execution and performance of this Agreement by it do not violate the laws and contracts binding upon or influencing it; and

4.1.4 Upon execution, this Agreement will constitute a legal, valid and binding obligation of the Licensor enforceable against the Licensor in accordance with its terms.

4.2 The Licensee represents and warrants as follows:

4.2.1 It is a company duly registered in Beijing, PRC and validly existing under the laws of the PRC and is licensed by Beijing Communications Administration Internet to engage in the business of information services;

4.2.2 The execution and performance of this Agreement by it are within its corporate power and business scope. It has taken all necessary actions and obtained all necessary consents or approvals by third parties or government agencies. The execution and performance of this Agreement by it do not violate the laws and contracts binding upon or influencing it; and

4.2.3 Upon execution, this Agreement will constitute a legal, valid and binding obligation of the Licensee enforceable against the Licensee in accordance with its terms.

5. Licensor’s Ownership and Protection of Licensor’s Rights

5.1 The Licensor agrees, during the term of this Agreement and thereafter, not challenge the ownership and other rights of the Copyright by the Licensor, the effectiveness of this Agreement or conduct any other action that is deemed by the Licensor as harmful to its ownership, other rights and license of the Copyright.

5.2 The Licensee agrees to provide necessary assistance to the Licensor to protect the licensor’s rights with respect to the Copyrights. In the event that third parties make claims with respect to the Copyright, the Licensor may, at its discretion, respond to such claim in its own name, in the name of the Licensee or in the name of both the Licensor and the Licensee. If any third party infringes upon the Copyright, the Licensee shall notify the Licensor immediately in writing of such infringement of which the Licensee has knowledge, and only the Licensor has the right to take actions against such infringing parties.

5.3 The Licensee agrees that it shall use the Copyright only in accordance with this Agreement and shall not to use the Copyright in any manner that could be deemed by the Licensor to be fraudulent, misleading or otherwise harmful to the Copyright or the reputation of the Licensor.

6. Effective Date and Term

6.1 This Agreement shall be executed and become effective as of the date first set forth above. The term of this Agreement is five (5) years unless terminated earlier pursuant to this Agreement.

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6.2 This Agreement may be extended automatically for one year upon its expiration (including the expiration of any extended term) unless the Licensor prior to the expiration hereof gives written notice not to extend this Agreement.

7. Termination

7.1 This Agreement shall terminate on the date of expiration or the date of the expiration of extended terms when the Licensor notifies the Licensee in writing not to extend this Agreement.

7.2 Without prejudice to any legal or other rights or remedies of the party who asks for termination of this Agreement, any party has the right to terminate this Agreement immediately with written notice to the other party in the event the other party materially breaches this Agreement including but not limited to Article 3 of this Agreement and fails to cure such breach within 30 days from the date the breaching party receives the written notice of its breach from the non-breaching party. During the term of this Agreement, the Licensor may terminate this Agreement at any time by providing written notice to the Licensee within 30 days before such termination.

7.3 Articles 1.1.2, 3, 5 and 10 shall survive the termination or expiration of this Agreement.

8. Effect of Termination or Expiration

Upon and after the expiration or termination of this Agreement, all rights granted to the Licensee hereunder shall forthwith revert to the Licensor, which shall be free to license the right to use the Copyright to others and the Licensee cease any further direct or indirect use of the Copyright.

9. Force Majeure

9.1 Force Majeure, which includes but not limited to acts of governments, acts of nature, fires, explosions, typhoons, floods, earthquakes, tides, lightning or war, means any unforeseen event that is beyond the party’s reasonable control and cannot be prevented with reasonable care of the affected party. However, any insufficiency of creditworthiness, capital or financing shall not be regarded as an event beyond the party’s reasonable control. The party affected by Force Majeure and seeking exemption from performing the obligations under this Agreement shall inform the other party of such exemption and any action taken by it in performing this Agreement.

9.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, and only to the extent such delay and prevention, the affected party shall not be liable for obligations under this Agreement. The affected party shall take appropriate measures to minimize or remove the effects of Force Majeure and attempt to resume the performance of the obligations that were delayed or prevented by the event of Force Majeure. Once the event of Force Majeure is removed, both parties agree to resume the performance of this Agreement using their best efforts.

10. Settlement of Disputes

Any dispute arising in connection with the interpretation and performance of the provisions of this Agreement shall be resolved by the parties in good faith through negotiations. In case no resolution can be reached by the Parties within thirty (30) days after either party makes a request for a dispute resolution through negotiations, either party may refer such dispute to the China International Economic and Trade Arbitration Commission (the “CIETAC”) for arbitration in accordance with CIETAC’s arbitration rules then in effect. The seat of arbitration shall be in Beijing, and the language of the proceedings shall be Chinese. The arbitral award shall be final and binding upon both parties.

11. Notices

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of each relevant party or both parties set forth below or such other address or addressees as specified by such party from time to time. The date when the notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon delivery; (b) a notice sent by mail is deemed duly served the tenth (10th) day after the date when the postage prepaid registered airmail was sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date

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to the internationally-recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as is shown on the transmission confirmation for relevant documents.

Licensor:	Baidu Online Network Technology (Beijing) Co., Ltd.
Address: 12/F, Ideal Intl. Plaza, No. 58 West-North 4th Ring, Beijing PRC, 100080
Attn: Zhansheng Wang
Facsimile: 86 10 8260-7009
Tel: 86 10 8262-1188
Licensee:	Beijing Perusal Technology Co., Ltd.
Address: No. 402, 18 Danling Street, Haidian District, Beijing, PRC, 100080
Attn:
Facsimile: 86 10 8260-7008
Tel: 86 10 8262-1188

12. Assignment and Sublicense

12.1 The rights and obligations licensed by the Licensor to the Licensee pursuant to this Agreement shall not be assigned, pledged or sublicensed without the prior written consent of the Licensor.

12.2 The Licensee hereby agrees that the Licensor may transfer the rights and obligations under this Agreement to any third party at its discretion, and such transfer shall only be subject to a written notice to the Licensee by the Licensor, and no further consent from the Licensee will be required.

13. Applicable Law

The validity, performance and interpretation of this Agreement shall be governed by the laws of the PRC.

14. Amendment or Supplement

The parties may amend or supplement this Agreement by written agreement. The amendments or supplements to this Agreement duly executed by both parties shall form an integral part of this Agreement and shall have the same legal effect as this Agreement.

15. Severability

If any provision of this Agreement is judged to be invalid or unenforceable because it is inconsistent with applicable laws, such invalidity or unenforceability shall be only with respect to such laws, and the validity, legality and enforceability of the other provisions hereof shall not be affected.

16. Appendices

The Appendices to in this Agreement shall form an integral part of this Agreement and shall have the same legal effect as this Agreement.

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on its behalf by its legal representative or a duly authorized representative as of the date first set forth above.

Licensor:  Baidu Online Network Technology (Beijing) Co., Ltd.

Authorized Representative:	/s/ [manual signature]

Name:

Title:

Seal:  [Baidu Online Network Technology (Beijing) Co., Ltd. seal]

Licensee:  Beijing Perusal Technology Co., Ltd.

Authorized Representative:	/s/ Jiping Liu

Name:

Title:

Seal:  [Beijing Perusal Technology Co., Ltd. seal]

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Appendix 1

Calculation and Payment of the Fee for the Copyright Fees

Licensee shall pay licensor RMB10,000/year as copyright fees. Licensor shall have the rights to decide whether to exempt copyright fees or to adjust the amount of fees in this Appendix 1.